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Exhibit 10.23

CONFIDENTIAL SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE OF CLAIMS

        This CONFIDENTIAL SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE OF CLAIMS (this "Agreement") is entered into as of May 13, 2002 (the "Effective Date") by and between, VantageMed Corporation, a Delaware corporation (the "Company"), and Joel Harris ("Harris").

RECITALS

        A.    Harris and the Company are parties to a Management Employment Agreement, dated as of July 31, 2000 and amended as of September 18, 2001, (the "Management Employment Agreement"), pursuant to which Harris was employed by the Company as its President. Harris also serves as a member of the Company's Board of Directors ("the Board").

        B.    Harris has agreed to voluntarily resign from his position as President of the Company and as a member of the Board.

        C.    It is the Company's decision to provide Harris with certain severance benefits that Harris would not otherwise be entitled to receive upon the termination of his employment with the Company and his resignation from the Board.

        NOW THEREFORE, in consideration of the promises and the covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

        1.    Resignation of Employment.    Upon the execution of this Agreement by the Company, Harris agrees to tender his resignation as President of the Company and as a member of the Board effective May 13 2002 ("Resignation Date"), which shall be documented by a letter in the form attached hereto as Exhibit A. The Company will accept this resignation and, in response to any inquiries, will assert that Harris resigned voluntarily. The Company shall provide Harris with a draft of any press release or public statement related to Harris's resignation for Harris' review and approval, which approval shall not be unreasonably withheld. Upon the Resignation Date, the Company shall pay Harris all wages and unused but accrued vacation earned through that date, and shall reimburse Harris for all of his business expenses incurred through the Resignation Date, subject to appropriate documentation. The Company and Harris agree that Harris, in addition to any unpaid business expenses, is entitled to, and shall be paid $20,000 in back wages, and any accrued but unused vacation at his final salary rate of $160,000. Said payments shall be paid to Harris on the Resignation Date and subject to applicable tax withholding. Harris understands and acknowledges that he shall be entitled to no compensation or benefits from the Company other than those expressly set forth in this Agreement.

        2.    Severance Benefits.

        In exchange for the release of claims set forth in paragraphs 3 and 4, and subject to the effectiveness of this Section 2 as set forth in paragraph 4 hereof, Harris shall receive the following severance benefits:

          a)    a lump sum payment of $100,000, less applicable withholding;

          b)    in the event that Harris elects to obtain continued group health insurance coverage in accordance with federal law (COBRA) following the Resignation Date, the Company will continue to pay a portion of the premiums for such coverage each month (equal to the amount that the Company currently pays toward Harris' group health insurance coverage each month) until Harris (i) becomes reemployed or (ii) obtains individual medical insurance coverage, at which point in time the Company will pay Harris a lump sum payment equivalent to $24,000 less any amounts that the Company has already paid to continue Harris' health insurance coverage under COBRA.

  In no event shall the Company be obligated to pay more than $24,000 to or on behalf of Harris under this subparagraph 2(b).

          (c)  Harris and the Company will enter into the Independent Contractor Services Agreement attached as Exhibit "B";

          (d)  Harris' stock options will continue to vest as long as Harris continues to provide services to the Company as an independent contractor; and

          (e)  Harris will be allowed to keep the Company-issued laptop computer, provided that the Company is allowed reasonable opportunity to remove any and all proprietary information contained on the laptop at the end of the consulting arrangement between Harris and the Company.

        3.    Mutual General Release.

        In exchange for the mutual promises made herein and the benefits described in paragraph 2 of this Agreement, Harris, on behalf of himself and his estate, heirs, executors and personal representatives, and the Company, on behalf of itself and its predecessors, successors, assigns, agents and, in each case, all persons acting by, through, under or in concert with any of them, hereby release and discharge fully, finally and forever one another and their respective estate, heirs, executors, personal representatives, employees, officers, directors, stockholders, predecessors, successors, assigns, agents, attorneys and accountants, and all persons acting by, through, under or in concert with any of them (individually and collectively, the "Released Parties") from all claims, demands, obligations, losses, causes of action, in law or in equity, costs, expenses, suits, debts, liens, promises, damages, attorneys' fees and liabilities of any nature whatsoever, known or unknown, fixed or contingent, whether based upon contract, tort or statute which they now have or may hereafter have against the Released Parties by reason of any and all acts, omissions, events or facts occurring or existing prior to the Effective Date including, but not limited to, the following: any alleged breach of the Management Employment Agreement, as amended on September 18, 2001, or any other agreement or policy to which the Company is a party; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to Harris's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; the Age Discrimination in Employment Act, as amended; the Americans With Disabilities Act, as amended; the Employee Retirement Income Security Act, as amended; the Older Workers Benefit Protection Act of 1990; the California Fair Employment and Housing Act, as amended; the California Labor Code, as amended; and/or any other local, state, or federal law governing discrimination in employment and/or the payment of wages and benefits, or any matters arising out of, or relating to, Harris's employment relationship with the Company (collectively, the "Released Matters"). Notwithstanding the foregoing, (a) the Released Matters shall not include, and nothing herein shall affect, any claim arising from or relating to any breach by a Released Party of the terms of this Agreement and (b) nothing in this Agreement shall release the Company from any of its indemnification obligations to Harris pursuant to contract, the Company's by-laws, or statutory or common law.

        (b) This Agreement is intended to cover all claims or possible claims arising out of or relating to the Released Matters, whether the same are known, unknown or hereafter discovered or ascertained. THE PARTIES HEREIN ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED OF AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        BEING AWARE OF SAID CODE SECTION, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

        4.    Acknowledgment of Waiver of Claims under ADEA.    Harris acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that the waiver and release is knowing and voluntary. Harris and the Company agree that the waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date. Harris acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Harris was already entitled. Harris further acknowledges that he has been advised by the Company in writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has 21 days within which to consider paragraph 3 of this Agreement; (c) he has seven days following his execution of this Agreement to revoke paragraph 3 of this Agreement (the "Revocation Period"); and (d) paragraphs 2 and 3 of this Agreement shall not be effective until the Revocation Period has expired and Harris has not revoked those sections during the Revocation Period. Harris acknowledges and agrees that all other provisions of this Agreement shall remain in full force and effect notwithstanding any subsequent revocation of paragraph 3 by Harris.

        5.    Covenant Not to Solicit.    Harris acknowledges that he shall remain bound by the provisions of Section 7 ("Non-Raid") of the Management Employment Agreement for a period of one year after the Effective Date.

        6.    Indemnification; Representation.    The Company confirms that Harris shall continue to be entitled to indemnification pursuant to and upon the terms and conditions of the Company's bylaws and the Indemnity Agreement (the "Indemnity Agreement") by and between the Company and Harris by reason of the fact that he was an employee, officer and director of the Company upon the terms and subject to the conditions set forth therein.

        7.    Severability.    The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or the enforceability of any other provision.

        8.    Right To Advice of Counsel.    Harris acknowledges that he has the right, and is encouraged, to consult with his lawyer; by his signature below Harris acknowledges that he has consulted with his lawyer concerning this Agreement.

        9.    Non-Disparagement.    Harris and the Company agree to refrain from any disparagement, criticism, defamation, slander, or tortious interference with the contracts and relationships of one another. The Company further agrees to use its best efforts to cause its officers, directors and principal stockholders to refrain from any disparagement, criticism, defamation, slander, or tortious interference with the contracts and relationships of Harris.

        10.    Confidentiality.    Harris agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. The Company agrees that it shall not through its officers or directors directly or indirectly disclose any of the terms of this Agreement to anyone other than its counsel, except as such disclosure may be required for accounting or other reporting purposes or as otherwise may be required by law.

        11.    Voluntary Agreement.    Harris represents that he has thoroughly read and considered all aspects of this Agreement, that he understands all of its provisions, and that he is voluntarily entering into this Agreement.

        12.    Entire Agreement.    This Agreement (and Exhibits thereto), the Indemnity Agreement, the provisions of the Management Employment Agreement between Harris and the Company referenced in paragraph 5 of this Agreement, the Company's stock option plans and option agreements with Harris, together with all of the exhibits hereto and thereto, set forth the entire agreement between Harris and the Company and supersede any and all prior oral or written agreements or understandings between Harris and the Company concerning the subject matter hereof and thereof.

        13.    Amendment.    This Agreement may not be altered, amended or modified except by a further written document signed by Harris and an authorized representative of the Company.

        14.    Further Assurances.    The parties agree to execute and deliver such further documents, certificates or agreements, and to perform such further actions as may be reasonably necessary to carry out the terms of this Agreement.

        15.    Remedies.    The parties agree that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by any party and that the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for such breach or threatened breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

        16.    Counterparts.    This Agreement may be executed in two or more counterparts, which, when taken together, shall constitute the whole of the agreement between the parties hereto.

        17.    Governing Law.    This Agreement shall be construed in accordance with the laws of the State of California, without regard to conflicts of law principles of such state.

        18.    Legal Expenses.    The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

        19.    Arbitration.    Should any dispute arise relating to the meaning, interpretation or application of this Agreement, such dispute shall be settled in Sacramento County, California, before JAMS in accordance with any applicable JAMS arbitration rules for settling employment and commercial disputes.

        IN WITNESS WHEREOF, the parties execute this Confidential Separation Agreement and Mutual General Release of Claims as of the date first written below.

DATE:	VANTAGEMED CORPORATION
By:
Name: Title:
DATE:
Joel Harris, an individual

Exhibit A

Board of Directors
VantageMed Corporation
3017 Kilgore Road, Suite 195
Rancho Cordova, CA 95670

Gentlemen:

        Effective immediately, I hereby resign as President of VantageMed Corporation and as a member of its Board of Directors.

Date: May 13, 2002
Joel Harris

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

        This Agreement is made and entered into, as of May 13, 2002 ("Effective Date"), by and between VantageMed Corporation ("Company"), having a principal place of business at 3017 Kilgore Road, Suite 180, Rancho Cordova, CA 95670-5141, and Joel Harris, a(n) ☐ individual, ☐ partnership, ☐ limited liability partnership, ☐ corporation, ☐ limited liability company (check the appropriate box) of the state of California, having a principal place of business at [CONTRACTOR ADDRESS] ("Contractor").

        Engagement of Services.    Company may issue Project Assignments to Contractor in the form attached to this Agreement as Exhibit A (Project Assignment). A Project Assignment will become binding when both parties have signed it and once signed, Contractor will be obligated to provide the services as specified in such Project Assignment. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Company.

        Compensation; Timing.    Company will pay Contractor up to a maximum of $10,000 per month measured at a rate of $80 per hour for the term of this Agreement, so long as the contractor performs services for Company. Company will reimburse business expenses incurred by Contractor that are pre-approved by Company, and supported by adequate documentation in accordance with Company policies. Upon termination of this Agreement for any reason, Contractor will be (a) paid a pro-rated portion of the Retainer Fee based upon the hours actually worked by Contractor, and (b) reimbursed for pre-approved expenses that are incurred prior to termination of this Agreement and supported by adequate documentation.

        Independent Contractor Relationship.    Contractor's relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Contractor will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Contractor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Contractor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Contractor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Contractor's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law. Contractor will maintain a home office at his own expense and will provide his own tools and equipment to perform his services under this Agreement.

Disclosure and Assignment of Work Resulting from Project Assignments.

        "Innovations" and "Company Innovations" Definitions.    In this Agreement, "Innovations" means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress. "Company Innovations" are Innovations that Contractor, solely or jointly with others, conceives, develops or reduces to practice related to any Project Assignment.

        Disclosure and Assignment of Company Innovations.    Contractor agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Contractor agrees to promptly disclose and describe to Company all Company Innovations. Contractor hereby does and will assign to Company or Company's designee all of Contractor's right, title and interest in and to any and all Company Innovations and all associated records. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Contractor to

Company, Contractor hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Contractor to Company, Contractor hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company's successors in interest.

        Assistance.    Contractor agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Company to permit and assist Company, at Company's expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Contractor's signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Contractor hereby irrevocably designates and appoints Company and Company's duly authorized officers and agents as Contractor's agents and attorneys-in-fact to act for and on Contractor's behalf and instead of Contractor to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Company Innovations, all with the same legal force and effect as if executed by Contractor. The foregoing is deemed a power coupled with an interest and is irrevocable.

        Out-of-Scope Innovations.    If Contractor incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation, to Company's business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Contractor (solely or jointly) either unrelated to Contractor's work for Company under this Agreement or prior to the Effective Date (collectively, the "Out-of-Scope Innovations") into any of the Company Innovations, then Contractor hereby grants to Company and Company's designees a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to such Out-of-Scope Innovations. Notwithstanding the foregoing, Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company's prior written consent.

Confidentiality.

        Definition of Confidential Information.    In this Agreement, "Confidential Information" shall mean (a) any technical and non-technical information related to the Company's business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in the Paragraph "Ownership and Return of Confidential Information and Company Property"), and Company's information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing plans and (b) any information that may be made known to Contractor and which Company has received from others that Company is obligated to treat as confidential or proprietary.

        Nondisclosure and Nonuse Obligations.    Except as permitted in this Paragraph, Contractor shall not use, disseminate or in any way disclose the Confidential Information. Contractor may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company. Contractor shall treat all Confidential Information with the same degree of care as Contractor accords to Contractor's own confidential information, but in no case shall Contractor use less than reasonable care. If Contractor is not an individual, Contractor shall disclose Confidential Information only to those of Contractor's employees who have a need to know such information. Contractor certifies that each such employee will have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions at least as protective as those terms and conditions applicable to Contractor under this Agreement. Contractor shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Contractor shall assist Company in remedying any such unauthorized use or disclosure of the Confidential Information. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

        Exclusions from Nondisclosure and Nonuse Obligations.    Contractor's obligations under the previous Paragraph (Nondisclosure and Nonuse Obligations) shall not apply to any Confidential Information that Contractor can demonstrate (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to Contractor by Company; or (c) was developed by employees of Contractor independently of and without reference to any Confidential Information communicated to Contractor by Company. A disclosure of any Confidential Information by Contractor (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

        Ownership and Return of Confidential Information and Company Property.    All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the "Company Property"), are the sole and exclusive property of Company or Company's suppliers or customers. Contractor agrees to keep all Company Property at Contractor's premises unless otherwise permitted in writing by Company. Within five (5) days after any request by Company, or immediately upon the termination of this Agreement for any reason, Contractor shall destroy or deliver to Company, at Company's option, (a) all Company Property and (b) all materials in Contractor's possession or control that contain or disclose any Confidential Information. Contractor will provide Company a written certification of Contractor's compliance with Contractor's obligations under this Paragraph.

        Observance of Company Rules.    At all times while on Company's premises, Contractor will observe Company's rules and regulations with respect to conduct, health, safety and protection of persons and property.

        No Conflict of Interest.    During the term of this Agreement, Contractor will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Contractor's obligations, or the scope of services to be rendered for Company, under this Agreement. Contractor warrants that, to the best of Contractor's knowledge, there is no other existing contract or duty on Contractor's part that conflicts with or is inconsistent with this Agreement. Contractor agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Contractor of any services agreement with any third party. Subject to the foregoing, Contractor is free to perform work or services for any other person or entity.

Term and Termination.

        Term.    This Agreement is effective as of the Effective Date set forth above and will terminate on June 30, 2002, unless (i) terminated earlier as set forth below or (ii) extended by mutual agreement of the parties.

        Termination by Company.    Company may terminate this Agreement without cause at any time, with termination effective fourteen (14) days after Company's delivery to Contractor of written notice of termination. Company also may terminate this Agreement immediately for a material breach of this Agreement by Contractor.

        Termination by Contractor.    Contractor may terminate this Agreement without cause at any time, with termination effective fourteen (14) days after Contractor's delivery to Company of written notice of termination. Contractor also may terminate this Agreement immediately for a material breach of this Agreement by Company.

        Noninterference with Business.    During the term of this Agreement, and for a period of one (1) year immediately following the termination or expiration of this Agreement, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company.

General Provisions.

        Successors and Assigns.    Contractor may not subcontract or otherwise delegate Contractor's obligations under this Agreement without Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Company's successors and assigns, and will be binding on Contractor's assignees.

        Injunctive Relief.    Contractor's obligations under this Agreement are of a unique character that gives them particular value; Contractor's breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

        Notices.    Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.

        Governing Law; Forum.    This Agreement shall be governed in all respects by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

        Dispute Resolution.    In the event of any dispute or claim between Contractor and Company, including disputes relating to the parties' independent contractor relationship, the termination of that relationship, or this Agreement, Contractor and Company agree that all such disputes will be resolved by binding arbitration conducted by the American Arbitration Association in Sacramento County, California. Contractor and Company hereby waive their respective rights to have such disputes tried by a judge or jury. The prevailing party in any arbitration or litigation between the parties will be entitled to recover from the losing party its reasonable costs and attorneys' fees. This arbitration provision will not apply to any claim for injunctive relief by Contractor or Company.

        Severability.    If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        Waiver; Modification.    The waiver by Company of any term, provision or of Contractor's breach of this Agreement shall not be effective unless such waiver is in writing and signed by Company. No waiver by Company of a breach of this Agreement by Contractor shall constitute a waiver of any other or subsequent breach by Contractor. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

        Entire Agreement.    This Agreement constitutes the entire agreement between the parties relating to Contractor's engagement by the Company and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"Company"	"Contractor"
VantageMed Corporation	Joel Harris
By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

PROJECT ASSIGNMENT

Services	Milestones
Acceptance Criteria	Acceptance Procedure

        Expenses.    Company will reimburse Contractor for the following expenses incurred in connection with this Project Assignment upon receipt of proper documentation of those expenses from Contractor (describe expenses):

        NOTE: This Project Assignment is governed by the terms of an Independent Contractor Services Agreement in effect between Company and Contractor. Any item in this Project Assignment that is inconsistent with such agreement is invalid.

        IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the later date below.

"Company"	"Contractor"
VantageMed Corporation	Joel Harris
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

QuickLinks

  Exhibit 10.23
CONFIDENTIAL SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE OF CLAIMS
RECITALS
AGREEMENT
Exhibit A
INDEPENDENT CONTRACTOR SERVICES AGREEMENT
EXHIBIT A PROJECT ASSIGNMENT